EXHIBIT 23.2


              Consent of Independent Certified Public Accountants




The Board of Directors
Donaldson, Lufkin & Jenrette Inc.:


We consent to the incorporation by reference in the registration statemen (No. 333-30928) on Form S-3 as amended March 1, 2000, of our report dated February 2, 1999, which is included in the December 31, 1998 annual report on Form 10-K of Donaldson, Lufkin & Jenrette, Inc., also incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the registration statement.



/s/ KPMG LLP

New York, New York
March 1, 2000

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